Exhibit 10.2

July 1, 2021

LETTER AGREEMENT

Logan Ridge Finance Corporation (the “Company”)

650 Madison Avenue, 23rd Floor

New York, NY 10022

Re: Fee Waiver Agreement

This Letter Agreement documents the agreement by Mount Logan Management LLC (the “Adviser”) to waive certain incentive fees payable or paid by the Company pursuant to the Investment Advisory Agreement between the Company and the Adviser dated July 1, 2021 (the “Advisory Agreement”).

For a period of two years beginning on July 1, 2021, the Adviser hereby agrees to waive and/or reimburse fees payable or paid by the Company pursuant to the Advisory Agreement in an amount equal to the aggregate amount that capital gains incentive fees exceed capital gains incentive fees that would have been paid by the Company pursuant to the Investment Advisory Agreement between the Company and Capitala Investment Advisors, LLC dated September 24, 2013. This waiver will be accrued annually on a cumulative basis and, to the extent required, any fees will be waived or reimbursed as soon as practicable after the end of the two-year period. In the event that the end of the two-year period does not coincide with the end of a fiscal year, the fees subject to the waiver under this Letter Agreement will be calculated at the end of such fiscal year and appropriately prorated to account for the number of days during such fiscal year that this capital gains incentive fee waiver was in effect.

This Letter Agreement shall terminate upon the earlier of (i) the waiver and/or reimbursement of all amounts due to be waived or reimbursed under this Letter Agreement or (ii) termination of the Advisory Agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

[Signature pages follow.]

Sincerely,

Mount Logan Management LLC

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	Authorized Signatory

[Signature Page to Fee Waiver Letter Agreement]

ACKNOWLEDGED AND ACCEPTED

Logan Ridge Finance Corporation

By:	/s/ Ted Goldthorpe

Name:	Ted Goldthorpe
Title:	Chief Executive Officer and President

[Signature Page to Fee Waiver Letter Agreement]